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                                                                    EXHIBIT 23.4

                          CONSENT OF ERNST & YOUNG LLP


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 10, 1996, with respect to the financial statements of WizardWorks Group, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-14441) and related Prospectus of GT Interactive Software Corp. for the registration of 3,458,375 shares of its Common Stock.


                                          ERNST & YOUNG LLP

Minneapolis, Minnesota

December 4, 1996